Exhibit 10.9



                        CREDIT AGREEMENT



                   Dated as of August 19, 1998


                              Among

                     McMoRan OIL & GAS CO.,
                          as Borrower,


                   CHASE BANK OF TEXAS, N.A.,
                            as Agent,

                               and

                  THE LENDERS SIGNATORY HERETO





                                  TABLE OF CONTENTS

                                                                       Page



          ARTICLE I Definitions and Accounting Matters..................-1-
               Section 1.01  Terms Defined Above........................-1-
               Section 1.02  Certain Defined Terms......................-1-
               Section 1.03  Accounting Terms and Determinations.......-14-

          ARTICLE II Commitments ......................................-14-
               Section 2.01  Loans and Letters of Credit...............-14-
               Section 2.02  Borrowings, Continuations  and  Conversions,
                    Letters of Credit..................................-15-
               Section 2.03  Changes of Commitments....................-17-
               Section 2.04  Fees......................................-17-
               Section 2.05  Several Obligations.......................-18-
               Section 2.06  Notes.....................................-19-
               Section 2.07  Prepayments...............................-19-
               Section 2.08  Borrowing Base............................-20-
               Section 2.09  Assumption of Risks.......................-22-
               Section 2.10  Obligation to Reimburse and to Prepay.....-23-
               Section 2.11  Lending Offices...........................-24-

          ARTICLE III Payments of Principal and Interest...............-24-
               Section 3.01  Repayment of Loans........................-24-
               Section 3.02  Interest..................................-24-

          ARTICLE IV Payments; Pro Rata Treatment; Computations; Etc...-25-
               Section 4.01  Payments..................................-25-
               Section 4.02  Pro Rata Treatment........................-25-
               Section 4.03  Computations..............................-26-
               Section 4.04  Non-receipt of Funds by the Agent.........-26-
               Section 4.05  Set-off, Sharing of Payments, Etc.........-26-
               Section 4.06  Taxes.....................................-27-
               Section 4.07  Disposition of Proceeds...................-30-

          ARTICLE V Capital Adequacy...................................-30-
               Section 5.01  Additional Costs..........................-30-
               Section 5.02  Limitation on Eurodollar Loans............-32-
               Section 5.03  Illegality................................-32-
               Section 5.04  Base Rate Loans Pursuant to Sections  5.01,
                    5.02 and 5.03......................................-32-
               Section 5.05  Compensation..............................-33-
               Section 5.06  Replacement Lenders.......................-33-

          ARTICLE VI Conditions Precedent..............................-35-
               Section 6.01  Initial Funding...........................-35-
               Section 6.02  Initial Borrowing Base Redetermination....-35-
               Section 6.03  Initial and Subsequent Loans and Letters of
                    Credit.............................................-36-
               Section 6.04  Conditions Relating to Letters of Credit..-37-

          ARTICLE VII Representations and Warranties...................-37-
               Section 7.01  Corporate Existence.......................-37-
               Section 7.02  Financial Condition.......................-37-
               Section 7.03  Litigation................................-38-
               Section 7.04  No Breach.................................-38-
               Section 7.05  Authority.................................-38-
               Section 7.06  Approvals.................................-39-
               Section 7.07  Use of Loans..............................-39-
               Section 7.08  ERISA.....................................-39-
               Section 7.09  Taxes.....................................-40-
               Section 7.10  Titles, etc...............................-40-
               Section 7.11  No Material Misstatements.................-41-
               Section 7.12  Investment Company Act....................-41-
               Section 7.13  Public Utility Holding Company Act........-41-
               Section 7.14  Subsidiaries..............................-41-
               Section 7.15  Location of Business and Offices..........-41-
               Section 7.16  Defaults..................................-41-
               Section 7.17  Environmental Matters.....................-42-
               Section 7.18  Compliance with the Law...................-43-
               Section 7.19  Insurance.................................-43-
               Section 7.20  Hedging Agreements........................-43-
               Section 7.21  Restriction on Liens......................-44-
               Section 7.22  Material Agreements.......................-44-
               Section 7.23  Gas Imbalances............................-44-
               Section 7.24  Year 2000.................................-44-

          ARTICLE VIII Affirmative Covenants...........................-45-
               Section 8.01  Financial Statements......................-45-
               Section 8.02  Litigation................................-47-
               Section 8.03  Maintenance, Etc..........................-47-
               Section 8.04  Environmental Matters.....................-48-
               Section 8.05  Further Assurances........................-49-
               Section 8.06  Performance of Obligations................-49-
               Section 8.07  Engineering Reports.......................-49-
               Section 8.08  Title Information.........................-50-
               Section 8.09  Collateral................................-51-
               Section 8.10 ERISA Information and Compliance...........-53-

          ARTICLE IX Negative Covenants................................-53-
               Section 9.01  Debt......................................-53-
               Section 9.02  Liens.....................................-54-
               Section 9.03  Investments, Loans and Advances...........-55-
               Section 9.04  Dividends, Distributions and Redemptions..-56-
               Section 9.05  Sales and Leasebacks......................-56-
               Section 9.06  Nature of Business........................-56-
               Section 9.07  Mergers, Etc..............................-56-
               Section 9.08  Proceeds of Notes.........................-57-
               Section 9.09  ERISA Compliance..........................-57-
               Section 9.10  Sale or Discount of Receivables...........-58-
               Section 9.11  Ratio of Debt to EBITDAX..................-58-
               Section 9.12  Interest Coverage Ratio...................-58-
               Section 9.13  Sale of Oil and Gas Properties............-59-
               Section 9.14  Environmental Matters.....................-59-
               Section 9.15  Transactions with Affiliates..............-59-
               Section 9.16  Subsidiaries..............................-59-
               Section 9.17  Negative Pledge Agreements................-60-
               Section 9.18  Gas  Imbalances,  Take-or-Pay  or   Other
                    Prepayments........................................-60-

          ARTICLE X Events of Default; Remedies........................-60-
               Section 10.01  Events of Default........................-60-
               Section 10.02  Remedies.................................-62-

          ARTICLE XI The Agent.........................................-63-
               Section 11.01  Appointment, Powers and Immunities.......-63-
               Section 11.02  Reliance by Agent........................-63-
               Section 11.03  Defaults.................................-64-
               Section 11.04  Rights as a Lender.......................-64-
               Section 11.05  INDEMNIFICATION..........................-64-
               Section 11.06  Non-Reliance on Agent and other Lenders..-64-
               Section 11.07  Action by Agent..........................-65-
               Section 11.08  Resignation or Removal of Agent..........-65-

          ARTICLE XII Miscellaneous....................................-66-
               Section 12.01  Waiver...................................-66-
               Section 12.02  Notices..................................-66-
               Section 12.03  Payment of Expenses, Indemnities, etc....-66-
               Section 12.04  Amendments, Etc..........................-68-
               Section 12.05  Successors and Assigns...................-69-
               Section 12.06  Assignments and Participations...........-69-
               Section 12.07  Invalidity...............................-70-
               Section 12.08  Counterparts.............................-70-
               Section 12.09  References...............................-70-
               Section 12.10  Survival.................................-71-
               Section 12.11  Captions.................................-71-
               Section 12.12  NO ORAL AGREEMENTS.......................-71-
               Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION-71-
               Section 12.14  Interest.................................-72-
               Section 12.15  Confidentiality..........................-73-
               Section 12.16  Effectiveness............................-74-
               Section 12.17  EXCULPATION PROVISIONS...................-74-



                    THIS CREDIT AGREEMENT dated as of August 19, 1998 is among: McMoRan OIL & GAS CO., a corporation formed under the laws of the State of Delaware (together with its successors and assigns, the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section
          12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and CHASE BANK OF TEXAS, N.A., a national banking association (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").


                                   R E C I T A L S


               A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower; and

               B.   The  Lenders  have  agreed  to  make  such  loans   and
          extensions of credit subject to the terms and conditions of this Agreement.

               C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                      ARTICLE I

                         Definitions and Accounting Matters

                    Section 1.01  Terms  Defined Above.   As  used in  this
          Agreement, the terms "Agent," "Borrower," "Chase," "Lender" and "Lenders" shall have the meanings indicated above.

                    Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):


               "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

               "Affected Loans" shall have the meaning assigned such term in Section 5.04.

               "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and
          (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

               "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

               "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03(a) hereof.

               "Aggregate Maximum Credit Amount" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders ($15,000,000 until the conditions precedent set forth in Section 6.02 have been satisfied and $20,000,000 thereafter), as the same may be reduced pursuant to Section 2.03(b).

               "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

               "Applicable Margin" shall mean, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization Percentage as in effect from time to time:

          Borrowing Base Utilization Percentage   Eurodollar Rate   Base Rate
          -------------------------------------   ---------------   ---------

          Less than or equal to 33%                   1.50%            0.0%

          Greater than 33% but less than
          or equal to 66%                             1.75%           0.25%

          Greater than 66%                            2.00%           0.50%

               "Assignment" shall have  the meaning assigned  such term  in
          Section 12.06(b).

               "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

               "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

               "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08(f).

               "Borrowing Base Deficiency" shall have the meaning assigned such term in Section 2.07(d).

               "Borrowing Base Utilization Percentage" shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the balance of all Loans and the LC Exposure outstanding on such day, and the denominator of which is the Offered Borrowing Base in effect on such day.

               "Bridge Facility Termination Date" shall mean the earlier of
          (i) the date which is twelve (12) months after the Closing Date and (ii) the date on which the Borrower satisfies the conditions precedent set forth in Section 6.02.

               "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Closing Date" shall mean August 24, 1998.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

               "Commitment" shall mean, for  any Lender, its obligation  to
          (i) make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base and (ii) participate in the issuance of Letters of Credit as provided in Section 2.01(b).

               "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

               "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including principal, interest, fees and charges), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including principal, interest, fees and charges),
          (c) all obligations of such Person for the unearned balance of any payment received under any contract outstanding for 180 days,
          (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business so long as the same are not 180 days overdue or, if overdue, are being contested in good faith and by appropriate proceedings), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person, contingent or otherwise, guaranteeing or having the economic effect of guaranteeing Debt of others, (h) all obligations of such Person to pay rent or other amounts under a capital lease, (i) all recourse obligations of such Person with respect to sales of accounts receivable which would be shown under GAAP on the balance sheet of such Person as a liability,
          (j) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit guaranteeing Debt, (k) all noncontingent obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of letters of credit other than those referred to in clause (j) above, (l) all obligations under leases which require such Person to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest, (m) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others, (n) obligations outstanding for 180 days or more to deliver goods or services including Hydrocarbons in consideration of advance payments, (o) obligations to pay for goods or services in the event that such goods or services are not actually received or utilized by such Person, (p) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock within two (2) years after the Termination Date (plus any extension of such date), (q) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement, (r) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly received payment; and (s) all obligations of such Person under Hedging Agreements. The Debt of any person shall exclude obligations under leases which are characterized as operating leases.

               "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

               "Dollars" and "$" shall mean lawful money of the United States of America.

               "EBITDAX"  shall   mean,  for   any  period,   the  sum   of
          consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest paid or accrued on the Loans to the Borrower and on other Debt of the Borrower during such period, taxes, depreciation, depletion, amortization and exploration expenses. As used herein, "consolidated net income" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income or loss" (or any like caption) on a consolidated income statement of the Borrower and its Consolidated Subsidiaries (before deducting minority interests in net income of Consolidated Subsidiaries, but disregarding all extraordinary or unusual noncash items in calculating such consolidated net income). The calculation of each of the items specified above will exclude items relating to Unrestricted Subsidiaries.

               "Effective Date" shall have the meaning assigned such term in Section 12.16.

               "Engineering Reports" shall have the meaning assigned such term in Section 2.08.

               "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the
          Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

               "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c),
          (m) or (o) of section 414 of the Code.

               "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder,
          (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
          (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

               "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

               "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders for such Interest Period.

               "Event of Default" shall have the meaning assigned such term in Section 10.01.

               "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law or lien in favor of operators or co-interest owners under contract in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, trans-portation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens permitted by the Security Instruments ; (viii) required margin deposits on permitted Hedging Agreements arising in the ordinary course of business; (ix) Liens on assets or Properties not owned as of the Closing Date by the Borrower or any Restricted Subsidiary
          securing only purchase money Debt of the Borrower or such Restricted Subsidiary permitted by Section 9.01(f), which Liens are limited to the specific Property the purchase of which is financed by such Debt; (x) Liens existing at the time of acquisition by the Borrower or any Restricted Subsidiary of the majority of the capital stock or other ownership interests or substantially all of the assets of any other Person or existing at the time of the merger of any such other Person into the Borrower or any Restricted Subsidiary, on such capital stock or other ownership interests or assets so acquired or on the assets of the Person so merged into the Borrower or such Restricted Subsidiary; provided, however, that such acquisition or merger (and the discharge of such Liens referred to in the immediately succeeding proviso) shall not otherwise result in an Event of Default or Default; and provided further that all such Liens shall be discharged within 180 days after the date of the respective acquisition or merger; (xi) Liens of lessors of Property (in such capacity) leased by the Borrower or any Restricted Subsidiary pursuant to an operating lease or permitted capital lease, which Lien in any such case is limited to the Property leased thereunder; and (xii) Liens on equity or debt investments in Third Parties owned by the Borrower or a Restricted Subsidiary (which Lien in any case is limited to such pledged equity or debt investment) which secure Debt of Third Parties or other Third Party obligations (or guaranties thereof); provided that such pledged investments were initially acquired in accordance with Section 9.03.

               "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

               "Fee Letter" shall mean that certain letter agreement from August 18, 1998 to the Borrower dated of even date with this Agreement concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

               "Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

               "Free Cash Flow" shall mean, for any period, revenues which have accrued for such period and which relate to the net revenue interest of the Borrower and any Restricted Subsidiary in the Oil and Gas Properties included in the Borrowing Base for such period, minus operating expenses, ad valorem taxes, transportation expenses, net profit distributions and committed capital expenditures necessary to maintain Borrowing Base assets.

               "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

               "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

               "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

               "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

               "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other
          Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

               "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

               "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

               "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower or any Restricted Subsidiary to the Agent and/or Lenders in connection with the Loan Documents and the Letter of Credit Agreements, and any Hedging Agreements now or hereafter arising between the Borrower or any Restricted Subsidiary and any Lender and permitted by the terms of this Agreement and all renewals, refinancings, extensions and/or rearrangements of any of the above.

               "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

               "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

               "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit, whichever occurs first, pursuant to Section 6.01 hereof.

               "Initial Reserve Report" shall mean the report of Ryder Scott Company, dated April 2, 1998, with respect to the Oil and Gas Properties of the Borrower as of December 31, 1997, a copy of which has been delivered to the Agent.

               "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

               Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

               "LC Commitment" at any time shall mean $7,000,000.00

               "LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

               "Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

               "Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

               "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

               "Loan Documents" shall mean this Agreement, the Notes and the Security Instruments.

               "Loans" shall  mean the  loans as  provided for  by  Section
          2.01(a).

               "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

               "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and the Restricted Subsidiaries taken as a whole or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and the Restricted Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

               "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) hereof pro rata to each Lender based on its Percentage Share) as modified from time to time to reflect any assignments permitted by Section 12.06(b).

               "Merger" shall mean the merger and consolidation of the Borrower and Sulphur materially in the form described in the Registration Statement.

               "Mortgaged Property" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

               "Multiemployer Plan" shall  mean a Plan  defined as such  in
          Section 3(37) or 4001(a)(3) of ERISA.

               "Notes" shall mean the promissory note or notes (whether one or more) of the Borrower provided for by Section 2.06 and in the form of Exhibit A hereto, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

               "Offered Borrowing Base" shall mean the Offered Borrowing Base offered to the Borrower by the Lenders pursuant to Sections 2.08(a) and 2.08(b) hereof.

               "Oil and Gas Properties"  shall mean Hydrocarbon  Interests;
          the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon
          Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

               "Other Taxes" shall have the  meaning assigned such term  in
          Section 4.06(b).

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

               "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

               "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

               "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note, a rate per annum during the period commencing on the date of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, for a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of the Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

               "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

               "Principal Office" shall mean the principal office of the Agent, presently located at 600 Travis, Houston, Texas 77002 or such other location as designated by the Agent from time to time.

               "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be September 30, 1998; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

               "Redetermination Date" shall have the meaning assigned such term in Section 2.08(a).

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

               "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

               "Registration  Statement"   shall  mean   the   Registration
          Statement on Form S-4 filed with the SEC, copies of which have been provided to the Agent and the Lenders.

               "Required Payment" shall have the meaning assigned such term in Section 4.04.

               "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, to be delivered prior to April 1 of each year, setting forth as of prior year-end: (i) the oil and gas reserves attributable to certain of the Borrower's Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time, and (ii) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower pursuant to Section 8.07(a) prior to October 1 of each year, setting forth, as of July 1 of such year, the information required in clauses (i) and (ii) of the preceding sentence. The term "Reserve Report" shall also include the information to be provided in the interim reports required to be delivered pursuant to Section 8.07(e).

               "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or the Treasurer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

               "Restricted  Subsidiary"  means   any  direct  or   indirect
          Subsidiary  of  the   Borrower  that  is   not  an   Unrestricted
          Subsidiary.

               "Scheduled Borrowing Base Reductions" shall have the meaning assigned such term in Section 2.08(i).

               "Scheduled Redetermination Date" shall have the meaning assigned such term in Section 2.08(d).

               "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

               "Security Instruments" shall mean the Letters of Credit, the Letter of Credit Agreements, the Fee Letter, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

               "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

               "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

               "Sulphur" shall mean Freeport-McMoRan Sulphur, Inc. together with its successors and assigns.

               "Taxes"  shall  have  the  meaning  assigned  such  term  in
          Section 4.06(a).

               "Termination Date" shall initially mean the date which is ten (10) Business Days after the Bridge Facility Termination Date, unless the conditions precedent set forth in Section 6.02 have been satisfied on or before such date. If all such conditions are satisfied on or before the date which is ten (10) Business Days after the Bridge Facility Termination Date, the term "Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, August 19, 2001.

               "Third Party" shall have the  meaning assigned such term  in
          Section 9.03.

               "Type" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

               "Unrestricted Subsidiary" shall mean (i) any of the Subsidiaries listed on Schedule 7.14 hereto as an Unrestricted Subsidiary, (ii) any Subsidiary of any Unrestricted Subsidiary,
          (iii) any surviving Person (other than the Borrower or a Restricted Subsidiary) into which any of such Persons referred to in clause (i) or (ii) is merged or consolidated and (iv) any

          Subsidiary  organized  after  the  date  of  this  Agreement  and designated as an Unrestricted Subsidiary by the Borrower (pursuant to Section 9.16(b) hereof). By written notice to the Agent, the Borrower may (x) declare any Unrestricted Subsidiary to be a Restricted Subsidiary and such former Unrestricted Subsidiary shall thereafter be deemed to be a Restricted Subsidiary for all purposes of this Agreement (subject to the limitations of this Agreement and pursuant to Section 9.16 hereof) or (y) at any time other than when a Default or Event of Default has occurred and is continuing or would exist after giving effect to such declaration, in any fiscal year, declare one or more Restricted Subsidiaries, to be an Unrestricted Subsidiary, subject to the limitations contained in Section 9.03 hereof, and any such former Restricted Subsidiary shall thereafter be deemed to be an Unrestricted Subsidiary for all purposes of this Agreement.

               "Unused Amount of the Aggregate Commitments" shall mean the Aggregate Commitments minus the sum of the outstanding Loans and the LC Exposure.

               "Wholly-Owned Subsidiary" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of stock having by the terms thereof ordinary voting power to elect the board of directors of such corporation, other than directors' qualifying shares, are owned or controlled by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

                    Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).


                                     ARTICLE II

                                     Commitments

                    Section 2.01  Loans and Letters of Credit.

                    (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

                    (b) Letters of Credit. During the period from and including the Closing Date to but excluding the Termination Date, the Agent, as issuing bank for the Lenders, agrees, on the terms of this Agreement, to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares.

                    (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than six (6) Eurodollar Loans may be outstanding at any time to any Lender.

                    Section   2.02   Borrowings,  Continuations   and
          Conversions, Letters of Credit.


                    (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

                    (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $500,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $500,000 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $500,000 or any whole multiple of $500,000 in excess thereof.

                    (c) Notices. The initial borrowing and all subsequent borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case may be revocable or irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Houston, Texas time on the date of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or  conversion.
                Without in any  way limiting the  Borrower's obligation  to confirm in writing any telephonic notice, the Agent may  act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

                    (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section
               2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section

               2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

                    (e) Conversion Options. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent
               (which shall promptly notify the Lenders) of such  election.
                Subject to the provisions made in this Section 2.02(e), the
               Borrower may elect to  convert all or any  part of any  Base
               Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

                    (f)  Advances.   Not  later than  12:00  p.m.  Houston,
               Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

                    (g) Letters of Credit. The Borrower shall give the Agent (which shall promptly notify the Lenders of such request) advance revocable or irrevocable notice to be received by the Agent not later than 11:00 a.m. Houston,
               Texas time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty
               (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue such Letter of Credit to the beneficiary thereof.

                    In conjunction  with the  issuance  of each  Letter  of
               Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

                    The Agent will  send to the  Borrower and each  Lender,
               upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

                    Section 2.03  Changes of Commitments.

                    (a) The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amount after adjustments resulting from reductions pursuant to Section 2.03(b) hereof or (ii) the Borrowing Base as determined from time to time pursuant to Section 2.08(f) hereof.

                    (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time or from time to time upon not less than three
               (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof) and may be revocable or irrevocable and effective only upon receipt by the Agent. The Aggregate Maximum Credit Amounts once terminated or reduced pursuant to this Section 2.03(b) may not be reinstated.

                    Section 2.04  Fees.

                    (a)  The Borrower agrees to pay  to the Agent, for  the
               account of each Lender, the following commitment fees:   (i)
                A commitment  fee on  the daily  average of  the amount  by which the  Borrowing Base  exceeds the  sum  of (A)  the  LC
               Exposure, plus  (B) the  aggregate principal  amount of  all outstanding Loans for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Commitments are terminated or the Termination Date at a rate per annum set forth at the appropriate intersection in the table shown below based upon the Borrowing Base Utilization Percentage as in effect from time to time on each day during the period in question:

               Borrowing Base Utilization Percentage        Commitment Fee
               -------------------------------------        --------------
               Less than or equal to 33%                         0.25%

               Greater than 33% but less than
               or equal to 66%                                  0.375%

               Greater than 66%                                  0.50%

                    (ii) An unavailable commitment fee on the daily average
               difference between the Borrowing Base and the lesser of (A) $20,000,000 or (B) the Offered Borrowing Base for the period from and including the Closing Date up to the earlier of the date the Aggregate Commitments are terminated or the Termination Date at a rate per annum equal to 25% of the applicable rate per annum outlined in clause (i) above.

               All such commitment fees shall be calculated on the basis of a year of 365 (or, in a leap year, 366) days for the actual number of days elapsed. The accrued commitment fees shall be due and payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date.

                    (b) The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Agent existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the applicable per annum percentage set forth at the appropriate intersection in the table shown below, provided that each Letter of Credit shall bear a minimum commission of $300.00. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Agent has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Agent, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable in advance at issuance of the Letter of Credit.

               Borrowing Base Utilization Percentage   Letter of Credit Fee
               -------------------------------------   --------------------
               Less than or equal to 33%                    1.50%

               Greater than 33% but less than
               or equal to 66%                              1.75%

               Greater than 66%                             2.00%

                    (c)  The Agent,  for  its  own  account,  shall  retain
               0.125% of the Letter of Credit fee (as described in subsection (b) above) as an issuing fee and shall pay the balance of such Letter of Credit fee to the Lenders pro rata.

                    (d) The Borrower shall pay to the Agent for its account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

                    (e) If the Borrower exercises its option to cause the Lenders to redetermine the Borrowing Base pursuant to
               Section 2.08(d), then for each exercise of such option, the Borrower shall pay a fee to the Agent in the amount of $2,000 to be shared by the Lenders pro rata in proportion to their Percentage Share. Such fee shall be due and payable at the time the Borrower gives notice of its election to exercise such option.

                    Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

                    Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to
          Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Notes.

                    Section 2.07  Prepayments.

                    (a) The Borrower may prepay the Base Rate Loans upon one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000 or the remaining aggregate principal balance outstanding on the Notes) and may be revocable or irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay all or any portion of Eurodollar Loans upon not less than three (3) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000 or the remaining aggregate principal balance outstanding on the Notes) and may be revocable or irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. In addition, prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05.

                    (b) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Maximum Credit Amounts, the Borrower shall (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Loans, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

                    (c) Upon any adjustment or redetermination of the amount of the Borrowing Base in accordance with Sections 2.07(e), 2.07(f), 2.08, 6.02, 8.08(c), 9.01(e), 9.03(i) or
               9.12 or otherwise, if the adjusted or redetermined Borrowing Base is less than the sum of the aggregate outstanding principal amount of the Loans and the LC Exposure (a "Borrowing Base Deficiency"), then (i) the Borrower shall within 90 days of receipt of written notice thereof cure such Borrowing Base Deficiency by prepaying the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment; provided, however, that if a

               Borrowing Base Deficiency remains after such 90-day period, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to 85% of Free Cash Flow for each month beginning the fourth month after the Borrowing Base Deficiency occurred until such Borrowing Base Deficiency is cured, such payments to be made by the Borrower to the Agent within five (5) Business Days after the end of each month during such period; provided further, that if such Borrowing Base Deficiency is not cured by the 185th day after the Borrower's receipt of notice of such Borrowing Base Deficiency, then such Borrowing Base Deficiency shall constitute an Event of Default hereunder.

                    (d) Following a casualty loss to all or any part of the Oil and Gas Properties constituting the Borrowing Base, all insurance proceeds payable to the Borrower and not used by the Borrower to repair or replace such Properties shall be used by the Borrower to prepay the Loans. The Borrowing Base shall be reduced by an amount reasonably determined at the time by the Agent to reflect the contribution to the Borrowing Base of such Oil and Gas Properties not repaired or replaced and such Oil and Gas Properties shall no longer be included in the Borrowing Base.

                    (e) Upon the request of the Borrower, the Agent shall release any Oil and Gas Properties included in the Borrowing Base from the Lien of the Security Documents; provided that
               (i) at the time of such request, no Event of Default shall have occurred and be continuing and (ii) the Borrowing Base shall be reduced by an amount reasonably determined at the time by the Agent to reflect the contribution to the Borrowing Base of such Oil and Gas Properties so released. Any Oil and Gas Properties so released shall no longer be included in the Borrowing Base.

                    (f)  Prepayments  permitted  or  required  under   this
               Section 2.07 shall be without notice, premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Commitments.

                    Section 2.08  Borrowing Base.

                    (a) During the period from and after the Closing Date until the first redetermination of the Offered Borrowing Base (scheduled to be February 1, 1999) in accordance with this Section 2.08, the amount of the Offered Borrowing Base shall be $20,000,000. The Offered Borrowing Base shall be redetermined in accordance with Sections 2.08(b), 2.08(c)
               and 2.08(d) by the Agent with the concurrence of the Majority Lenders. Upon any redetermination of the Offered Borrowing Base, such redetermination shall remain in effect
               until   the   next   successive   Redetermination   Date.
               "Redetermination Date" shall mean the date that the redetermined Offered Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations.

                    (b)  Upon receipt of  the reports  required by  Section
               8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "Engineering Reports"), the Agent will
               redetermine   the    Offered   Borrowing    Base.       Such
               redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular  time.
                The Agent, in its sole discretion, may make adjustments  to the rates,  volumes and  prices  and other  assumptions  set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the Lenders a new Offered Borrowing Base within 45 days following receipt by the Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Agent, the Majority Lenders shall have 7 days to agree or disagree with such proposal. If at the end of the 7 days, the Majority Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Agent's proposal shall be the new Offered Borrowing Base. If however, the Majority Lenders notify Agent within 7 days of their disapproval, the Majority Lenders shall, within a reasonable period of time, agree on a new Offered Borrowing Base. The first interim redetermination of the Offered Borrowing Base is to occur on February 1, 1999.

                    (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Offered Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.

                    (d) In addition to the initial redetermination of the Offered Borrowing Base pursuant to Section 2.08(h), so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the first Business Day of each December and June, commencing December 1, 1999 (each being a "Scheduled Redetermination Date"), the Lenders shall redetermine the amount of the Offered Borrowing Base in accordance with Section 2.08(b). In addition, at any time after the first Scheduled Redetermination Date, the Majority Lenders or the Borrower may each initiate a redetermination of the Offered Borrowing Base as they so elect; provided, however, only one such unscheduled redetermination may be elected between each Scheduled Redetermination Date. If such redetermination is initiated by the Majority Lenders, the Agent shall specify in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur.

                    (e)  The Agent  shall promptly  notify in  writing  the
               Borrower and the Lenders of the new Offered Borrowing  Base.
                Any redetermination of the Offered Borrowing Base shall not be in  effect  until  written  notice  is  received  by  the
               Borrower.

                    (f) Upon the Borrower's receipt of written notice from the Agent of the amount of the Offered Borrowing Base then in effect, the Agent and the Borrower shall mutually agree on the amount of such Offered Borrowing Base to be accepted by the Borrower as the Borrowing Base. During the period from and after the Closing Date to and including the effective date of the next designation of the Borrowing Base in accordance with this Section 2.08(f), the amount of the Borrowing Base shall be $15,000,000.

                    (g) In addition to the scheduled and unscheduled redeterminations of the Offered Borrowing Base pursuant to this Section 2.08, the Offered Borrowing Base in effect from time to time is subject to reductions and adjustments made in accordance with Sections 2.07(e), 2.07(f), 8.08(c), 9.01(e), 9.03(i) or 9.13.

                    (h) Notwithstanding anything to the contrary contained herein, the Lenders will initially redetermine the amount of the Offered Borrowing Base in accordance with Section
               2.08(b) on or around February 1, 1999. A second interim redetermination of the Offered Borrowed Base will occur on or around August 1, 1999.

                    (i) The Borrowing Base shall reduce automatically on each Quarterly Date by the amounts which shall be redetermined at the Scheduled Redetermination Dates (the "Scheduled Borrowing Base Reductions"), provided, however, that the Scheduled Borrowing Base Reductions for the period from the Closing Date through February 1, 1999 shall each be $0.

                    (j) So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, the Loans and Letters of Credit shall be governed by the then effective Borrowing Base.

                    Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Agent (except in the case of willful misconduct or bad faith on the part of the Agent or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower.

                    Section 2.10  Obligation to Reimburse and to Prepay.

                    (a) If a disbursement by the Agent is made under any Letter of Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Agent under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of notice of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any
               amendment or  waiver  of  (including any  default),  or  any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any
               Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and
               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

               Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Letter of Credit.

                    (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(b), (c) and (d) hereof or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an interest bearing account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a secuurity interest Borrower of amounts contingently owing under outstanding
               Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters for which the contingent obligations evidenced by the Letters of Credit have ceased.

                    (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Agent under any Letter of Credit that is not reimbursed according to this Section 2.10.

                    Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.


                                     ARTICLE III

                         Payments of Principal and Interest

                    Section 3.01 Repayment of Loans. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this Section 3.01. On the Termination Date the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Notes.

                    Section 3.02 Interest. The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                    (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

                    (ii) if such a Loan is a Eurodollar Loan, for each
               Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

          Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

               Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on September 30, 1998, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

               Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.


                                     ARTICLE IV

                  Payments; Pro Rata Treatment; Computations; Etc.

                    Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under the Loan Documents shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (iii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

                    Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under

          Sections 2.04(a), (b) and (c) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(d) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Agent or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

                    Section 4.03 Computations. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                    Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

                    Section 4.05  Set-off, Sharing of Payments, Etc.

                    (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Restricted Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                    (b)  If  any  Lender  shall   obtain  payment  of   any
               principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this
               Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

                    Section 4.06  Taxes.

                    (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with
               Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
               (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                    (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "Other Taxes").

                    (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BUT SUBJECT TO SECTION 4.06(d)(ii), THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                    (d)  Lender Representations.

                         (i)  Each Lender  represents  that  it  is  either
                    (1) a corporation or banking association organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the

                    United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation or banking association organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either
                    (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                         (ii) For any period with respect to which a Lender
                    has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be
                    provided),  such  Lender  shall  not  be  entitled   to
                    indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                         (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                    Section 4.07   Disposition of Proceeds.   The  Security
          Instruments contain an assignment by the Borrower unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the
          Security  Instruments  further   provide  in   general  for   the
          application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower.

                                      ARTICLE V

                                  Capital Adequacy

                    Section 5.01  Additional Costs.

                    (a) Eurodollar Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any
               Note in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such

               Lender, or the Commitment or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                    (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                    (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Notes, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

                    (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this
               Section 5.01 shall deliver such notice to the Borrower as soon as practicable and in any event within ninety (90) days after the change or other event giving rise to the incurrence of such additional costs and shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

                    Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

                    (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
               Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                    (ii) the  Agent  determines  (which  determination
               shall be conclusive,  absent manifest  error) that  the
               relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

          then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

                    Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

                    Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01,
          5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or
          Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

                    Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

                    (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan;

                    (ii) any failure by  the Borrower  for any  reason
               (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c); or

                    (iii) the revocation by the Borrower of (a) a revocable notice of borrowing delivered pursuant to
               Section 2.02(c) or (b) a revocable request for the issuance of a Letter of Credit delivered pursuant to
               Section 2.02(g) or (c) a revocable notice of reduction or termination delivered pursuant to Section 2.03(c) or
               (d) a revocable notice of prepayment delivered pursuant to Section 2.07(a).

          Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                    Section 5.06  Replacement Lenders.

                    (a) If any Lender has notified the Borrower and the Agent of its incurring additional costs under Section 5.01 hereof or has required the Borrower to make payments for Taxes under Section 4.06 hereof, then the Borrower may, unless such Lender has notified the Borrower and the Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Agent) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

                    (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

                    (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

                    (d)  On the Termination Date, (i) the Terminated Lender
               shall by execution and delivery of an Assignment assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commit-ment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in
               Letters of Credit (if any) then outstanding (pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement
               Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination of the Terminated Lender, as set forth in Section 5.05.

                                     ARTICLE VI

                                Conditions Precedent

                    Section 6.01  Initial Funding.

                    The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

                    (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

                    (b) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower.

                    (c) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

                    (d)  The Notes, duly completed and executed.

                    (e) An opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. special counsel to the Borrower, substantially in the form of Exhibit D hereto.

                    (f)  A  certificate  of   insurance  coverage  of   the
               Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19 hereof.

                    Section 6.02 Initial Borrowing Base Redetermination. The obligation of the Lenders to increase the Borrowing Base from $15,000,000 to $20,000,000 is subject to receipt by the Agent of the following documents or instruments and satisfaction of the other conditions provided in this Section 6.02, on or before the date which is ten (10) Business Days after the Bridge Facility Termination Date:

                    (a) Receipt by the Agent of the fees due and payable after the Closing Date as provided for in the Fee Letter.

                    (b) Receipt by the Agent of each of the Security Instruments, including those described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary, and otherwise in recordable form and substance satisfactory to the Agent.

                    (c) Receipt by the Agent of title information as the Agent may require from attorneys satisfactory to the Agent setting forth the status of title to at least 100% of the value of the Hydrocarbon Interests included in the Borrowing Base.

                    (d)  The  Agent   shall   have  been   furnished   with
               appropriate UCC search certificates reflecting no prior liens or security interests.

                    (e)  The  Borrower   shall  have   complied  with   the
               provisions of Section 8.11.

                    (f) Receipt by the Agent of such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

                    (g) Receipt by the Agent of a supplemental legal opinion as to the due authorization, execution, delivery and enforceability of the Security Instruments, reasonably satisfactory to the Agent.

                    If the conditions  precedent set  forth in  subsections
               (a) through (g) of this Section 6.02 are satisfied after February 1, 1999, then the obligation of the Lenders to increase the Borrowing Base to $20,000,000 shall be subject to, in addition to the satisfaction of such other conditions precedent, the Lenders having redetermined the amount of the Offered Borrowing Base in accordance with Section 2.08(b). Following such redetermination of the Offered Borrowing Base, the Agent and the Borrower will designate a new Borrowing Base pursuant to Section 2.08(f).

                    Section 6.03 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) and to increase the Borrowing Base in accordance with Section 6.02 is subject to the further conditions precedent that, as of the date of such Loans or Letters of Credit or increase, as the case may be, and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit or increase of the Borrowing Base, as the case may be, with the same force and effect as if made on and as of such date and following such new borrowing, issuance or increase, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary. Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit, as of the date thereof).

                    Section 6.04 Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

                    (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit, in accordance with Section 2.02(g) hereof.

                    (b) Each of the Letters of Credit shall (i) be issued by the Agent, (ii) contain such terms and provisions as are reasonably required by the Agent, (iii) be for the account of the Borrower and (iv) expire not later than the earlier of one (1) year from the date of issuance, renewal, extension or reissuance or two (2) days before the Termination Date; provided, however, Borrower may request that any one-year Letter of Credit be renewed annually up to two (2) days prior to the Termination Date.

                    (c) The Borrower shall have duly and validly executed and delivered to the Agent a Letter of Credit Agreement pertaining to the Letter of Credit.


                                     ARTICLE VII

                           Representations and Warranties

               The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.03):

                    Section 7.01 Corporate Existence. Each of the Borrower and each Restricted Subsidiary: (i) is a corporation or limited liability company duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                    Section  7.02    Financial  Condition.    The   audited
          consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1997 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the three-month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the three-month period ended on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, in each case, that would be required to be reserved for in the Financial Statements in accordance with GAAP, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since March 31, 1998, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

                    Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Borrower to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of the Borrower, or impair the validity or enforceability of, or the ability of the Borrower to perform its obligations under, this Agreement or any of the other Loan Documents to which it is a party, in each case, taking into account any applicable insurance.

                    Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Restricted Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Restricted Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents and those permitted under Section 9.02.

                    Section 7.05 Authority. The Borrower and each Restricted Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Restricted Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Restricted Subsidiary, enforceable in accordance with their terms.

                    Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Restricted Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

                    Section 7.07 Use of Loans. The proceeds of the Loans shall be used to develop the Borrower's proven reserves from its Oil and Gas Properties and for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

                    Section 7.08  ERISA.

                    (a) The Borrower and each Restricted Subsidiary have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                    (b) Each Plan of the Borrower and of each Restricted Subsidiary is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                    (c) No act, omission or transaction has occurred which could result in imposition on the Borrower or on any Restricted Subsidiary (whether directly or indirectly) of
               (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                    (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan.
                No ERISA Event with respect to any Plan has occurred.

                    (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                    (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                    (g) Neither the Borrower nor any Restricted Subsidiary sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, includ-ing, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or a Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                    (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

                    (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

                    Section  7.09     Taxes.     Except  as   set  out   in
          Schedule 7.09, each of the Borrower and the Restricted Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Restricted Subsidiary, other than any taxes the validity of which the Borrower or the relevant Restricted Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such Restricted Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                    Section 7.10  Titles, etc.

                    (a)  Except as set  out in Schedule 7.10,  each of  the
               Borrower and the Restricted Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except
               Liens permitted  by Section  9.02. Except  as set  forth  in
               Schedule 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All factual information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                    (b) All leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and the Restricted Subsidiaries.

                    (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                    (d)  All of the assets  and Properties of the  Borrower
               and the Restricted Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

                    Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and the Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

                    Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                    Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    Section 7.14   Subsidiaries.   Except as  set forth  on
          Schedule 7.14 which indicates all Restricted Subsidiaries and all Unrestricted Subsidiaries, the Borrower has no Subsidiaries other than those formed pursuant to Section 9.16 prior to the quarterly report required by Section 8.01(i).

                    Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 7.14.

                    Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

                    Section 7.17 Environmental Matters. Except (i) as provided in Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                    (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                    (b)  Without  limitation  of   clause  (a)  above,   no
               Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                    (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                    (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                    (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                    (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                    (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

                    Section 7.18   Compliance with  the Law.   Neither  the
          Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the producing intervals are wholly within the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

                    Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance maintained by or on behalf of the Borrower and each Restricted Subsidiary. All such policies are in full force and effect, all premium payments with respect thereto covering all periods up to and including the date of the closing are current, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Restricted Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Restricted Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums (except for adjustments); and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and the Restricted Subsidiaries and their respective board of directors or officers have designated as being self-insured. Neither the Borrower nor any Restricted Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

                    Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

                    Section 7.21 Restriction on Liens. Neither the Borrower nor any of the Restricted Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

                    Section  7.22    Material  Agreements.  Set  forth   on
          Schedule 7.22 hereto (as same may be amended quarterly and delivered together with the reports required in Sections 8.01(a) and 8.01(b) hereof for leases, agreements, and other documents, entered into after the Closing Date) is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of the Restricted Subsidiaries, and all obligations of the Borrower or any of the Restricted Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Restricted Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 7.22 hereto is a complete and correct list of all material agreements and other instruments of the Borrower and the Restricted Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 20% of the sales of the Borrower and the Restricted Subsidiaries during the Borrower's current fiscal year.

                    Section 7.23 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.23 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which would require the Borrower to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one billion cubic feet of gas in the aggregate.

                    Section 7.24  Year 2000.  Any reprogramming required to
          permit the proper functioning in and  following the year 2000  of
          (i) the Borrower's  and its Subsidiaries'  critical and  material computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                                    ARTICLE VIII

                                Affirmative Covenants

               The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

                    Section 8.01 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies for each for the Lenders:

                    (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholders' equity, and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                    (b)  As soon as  available and in  any event within  60
               days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, stockholders' equity, and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                    (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                    (d) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and the Restricted Subsidiaries, and a copy of any response by the Borrower or any Restricted Subsidiary of the Borrower, or the board of directors of the Borrower or any Restricted Subsidiary of the Borrower, to such letter or report.

                    (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

                    (f) Promptly after the furnishing thereof, copies of any material statement, report or notice furnished by the Borrower to any Person pursuant to the terms of any material (i.e., over $1,500,000, if permitted) indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

                    (g) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Restricted Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

                    (h) Simultaneously with the delivery of the Financial Statements referred to in clauses (a) and (b) above, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on
               Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

                    (i) Simultaneously with the delivery of the Financial Statements referred to in clause (b) above, an update to
               Schedule 7.14 setting forth all Subsidiaries of the Borrower as of the last Business Day of such calendar quarter.

          The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and
          (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.11 and 9.12 as of the end of the respective fiscal quarter or fiscal year.

                    Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Restricted Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Borrower will, and will cause each of the Restricted Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Restricted Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000.

                    Section 8.03  Maintenance, Etc.

                    (a) The Borrower shall and shall cause each Restricted Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true an correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, pollution insurance to the extent reasonably available.

                    (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

                    (c)  The Borrower will and  will cause each  Restricted
               Subsidiary to operate its Properties or cause such Properties to be operated in a good and workmanlike manner in accordance with the standard practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                    (d) The Borrower will and will cause each Restricted Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas

               Properties included in the Borrowing Base and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make
               all  the   reasonably   necessary  repairs,   renewals   and
               replacements so that at all times the state and condition of its Oil and Gas Properties included in the Borrowing Base and other material Properties will be fully preserved and maintained, except (1) for ordinary wear and tear, (2) for equipment, machinery and facilities no longer used or useful in the Borrower's or such Restricted Subsidiary's business,
               (3) for  casualty losses  being handled  in accordance  with
               Section 2.07(e) and (4) to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Restricted Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties included in the Borrowing Base, to the extent that any failure to so pay or discharge would have a Material Adverse Effect, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the material obligations required
               by  each  and  all   of  the  assignments,  deeds,   leases,
                subleases, contracts and agreements affecting its  interests in its Oil and Gas Properties included in the Borrowing Base and other material Properties, (iii) do all other things necessary to keep unimpaired, except for Liens described in
               Section 9.02, its rights with respect to its Oil and Gas Properties included in the Borrowing Base and other material Properties and prevent any forfeiture thereof or a default
               thereunder,  except  to  the   extent  a  portion  of   such
               Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Restricted Subsidiary to operate its Oil and Gas Properties included in the Borrowing Base and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a good and workmanlike manner in accordance with the standard practices of the industry
               and  in  compliance  with   all  applicable  contracts   and
               agreements and in compliance in all material respects with all Governmental Requirements.

                    Section 8.04  Environmental Matters.

                    (a) The Borrower will and will cause each Subsidiary, to the extent not already in place, to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and the Subsidiaries and the operations conducted thereon and other activities of the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws,
               (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                    (b) The Borrower will promptly notify the Agent and the Lenders in writing of any material threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

                    (c) The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Agent and the Lenders (or as otherwise required to be obtained by the Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

                    Section 8.05 Further Assurances. The Borrower will and will cause each Restricted Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Restricted Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

                    Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Restricted Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

                    Section 8.07  Engineering Reports.

                    (a)  Not less  than 30  days  prior to  each  Scheduled
               Redetermination Date, commencing with the Scheduled Redetermination Date to occur on December 1, 1999, the Borrower shall furnish to the Agent and the Lenders a Reserve Report. The Reserve Report to be delivered by April 1 of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent and the Reserve Report to be delivered by October 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding April 1 Reserve Report.

                    (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such
               Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Majority Lenders or the

               Borrower pursuant to Section 2.08(d), the Borrower shall provide such Reserve Report with an "as of" date as required by the Majority Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Agent on behalf of the Majority Lenders.

                    (c)  With the  delivery  of each  Reserve  Report,  the
               Borrower shall provide to the Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties included in the Borrowing Base have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties included in the Borrowing Base added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties included in the Borrowing Base and (vii) Schedule B attached to such Reserve Report is a listing of the Oil and Gas Properties to be considered in the determination of the Borrowing Base.

                    (d) As soon as available and in any event within 60 days after the end of each calendar quarter, the Borrower shall provide production reports and lease operating summaries by lease for its Oil and Gas Properties included in the Borrowing Base, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's accounts in such period, and such other information with respect thereto as the Agent may reasonably require.

                    (e) In regards to the redetermination of the Offered Borrowing Base according to Section 2.08(h), the Borrower shall furnish to the Bank prior to January 2, 1999 a Ryder Scott Report prepared as of June 30, 1998, along with supplemental information on the Oil and Gas Properties to be designated as Borrowing Base properties. The second interim redetermination of the Offered Borrowing Base will utilize the April 1st report updated by the Borrower.


                    Section 8.08  Title Information.

                    (a) On or before the delivery to the Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance acceptable to the Agent covering enough of the Hydrocarbon Interests included in the Borrowing Base that were not included in the immediately preceding Reserve Report, so that the Agent shall have received together with title information previously delivered to the Agent, satisfactory title information on 100% of the value of the Hydrocarbon Interests included in the Borrowing Base.

                    (b) The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 30 days after a request by the Agent or the Lenders to cure such defects or exceptions.

                    (c) If the Borrower is unable to cure any title defect requested by the Agent or the Lenders to be cured within the 30-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 100% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default or an Event of Default, but instead the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any Mortgaged Property after the time period in Section 8.08(b) has elapsed, such unacceptable Mortgaged Property shall not count towards the 100% requirement, and the Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 100% of the value of the Hydrocarbon Interests included in the Borrowing Base. This new Borrowing Base shall become effective immediately after receipt of such notice.

                    Section 8.09  Collateral.

                    (a)  Granting of  Liens.   (i)   If,  at any  time  the
               Indebtedness is unsecured,

                         (A) the sum of the aggregate outstanding principal balance of the Loans plus the LC Exposure exceeds 75% of the Offered Borrowing Base then in effect, and the Borrower elects not to prepay the Loans in an aggregate principal amount equal to or greater than such excess, or

                         (B) the Borrower shall default in the performance of any of its obligations under Article IX of this Agreement, or

                         (C)  the  Aggregate  Commitments  have  not   been
                    terminated and the Indebtedness shall not have been paid in full on or before the date which is twelve (12) months after the Closing Date,

               then the Borrower shall, and, if applicable, shall cause a Restricted Subsidiary to, grant to the Agent as security for the Indebtedness a first-priority Lien (subject only to

               Liens permitted under Section 9.02) on all Oil and Gas Properties included in the Borrowing Base. Said Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                    (ii) Concurrently with  the  granting of  the  Lien  or
               other action referred to in Section 8.09(a)(i) above, the Borrower will provide to the Agent title information in form and substance satisfactory to the Agent in its reasonable discretion with respect to the Borrower's or Restricted Subsidiary's, as applicable, interest in all Oil and Gas Properties subject to such Liens.

                    (iii)     Promptly  after  the   filing  of  each   new
               Security Instrument delivered pursuant to Section 8.09(a)(i), upon the reasonable request of the Agent, the Borrower will provide an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to the Agent, stating that such Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for recordation in such jurisdiction.

                    (iv) Prior to filing of record any Security Instruments
               pursuant to this Agreement, the Borrower will cause all offshore leases relating to any Oil and Gas Property included in the Borrowing Base to be filed of record in all appropriate counties or parishes adjacent to the Property covered by such offshore leases.

                    (b) Acquisitions. (i) Should the Borrower acquire any additional Oil and Gas Properties which will be part of the Oil and Gas Properties included in the Borrowing Base, to the extent that the Borrower is required to provide security in accordance with Section 8.09(a), the Borrower will grant to the Agent as security for the Indebtedness a first-prior-ity Lien interest (subject only to Liens permitted under Section 9.02) on the Borrower's interest in any such Oil and Gas Properties included in the Borrowing Base not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                    (ii) Concurrently with  the  granting of  the  Lien  or
               other action referred to in Section 8.09(b)(i) above, the Borrower will provide to the Agent title information in form and substance satisfactory to the Agent in its reasonable discretion with respect to the Borrower's interests in such Oil and Gas Properties.

                    (c) Also, promptly after the filing in any state of each new Security Instrument delivered pursuant to Section 8.09(b)(i), upon the reasonable request of the Agent, the Borrower will provide to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to the Agent, stating that such Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for recordation in such jurisdiction.

                    Section 8.10 ERISA Information and Compliance. When requested by the Agent, the Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders copies of each annual and other report with respect to each Plan or any trust created thereunder filed with the United States Secretary of Labor, the Internal Revenue Service or the PBGC. The Borrower will promptly notify the Agent immediately upon becoming aware of the occurrence of any ERISA Event or, with respect to any Restricted Subsidiary or Plan thereof, of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, in a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto. Immediately upon receipt thereof, the Borrower will promptly send to the Agent, with sufficient copies to the Lenders, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full, without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC all premiums required pursuant to sections 4006 and 4007 of ERISA.


                                     ARTICLE IX

                                 Negative Covenants

               The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

                    Section 9.01    Debt.   Neither  the Borrower  nor  any
          Restricted Subsidiary will incur, create, assume or suffer to exist any Debt, except:

                    (a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents;

                    (b)  Debt  existing  on  the  Closing  Date  which   is
               reflected in  the Financial  Statements or  is disclosed  in
               Schedule 9.01, and any renewals, extensions or refinancings (but not increases) thereof;

                    (c) Debt (unrelated to Unrestricted Subsidiaries and other than for borrowed money) incurred in the ordinary course of business in connection with Hydrocarbon transportation, Hydrocarbon purchasing or other similar arrangements, provided that such arrangements are disclosed to the Agent and the costs of the financing related to such arrangements are incorporated into the Engineering Reports provided to the Agent;

                    (d) Debt under Hedging Agreements with a Lender or another investment grade counterparty, the notional amounts of which, with respect to commodity Hedging Agreements, do not exceed 80% of Borrower's anticipated oil and/or gas production from producing wells to be produced during the term of such Hedging Agreements, entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's and its Subsidiaries' operations;

                    (e) additional Debt (including, without limitation, guarantees of Debt of Unrestricted Subsidiaries) with an outstanding aggregate principal amount not at any time in excess of (when aggregated with investments permitted under Section 9.03(i)) $5,000,000; provided, however, that the Offered Borrowing Base shall be reduced by the amount of all such Debt outstanding at any time which, when added to the amount of investments outstanding at any time under Section 9.03(i), is in excess of $1,500,000;

                    (f) Debt secured by the Liens permitted by clause (x) of the definition of "Excepted Liens"; provided that such Debt is discharged within 180 days of the relevant acquisition or merger;

                    (g) Debt consisting of a pledge of investments in Unrestricted Subsidiaries permitted by clause (xii) of the definition of "Excepted Liens"; provided that such Debt is recourse solely to the investment so pledged;

                    (h)  loans  and   advances   between   the   Restricted
               Subsidiaries, to any Restricted Subsidiary from the Borrower and to the Borrower from any Restricted Subsidiary;

                    (i) Debt approved by the Majority Lenders which is subordinated on terms satisfactory to the Majority Lenders to the payment of the Indebtedness (with the Offered Borrowing Base in effect from time to time being reduced by an amount equal to any effect upon the Offered Borrowing Base occasioned by such subordinated Debt in the judgment of the Majority Lenders).

                    Section 9.02 Liens. Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties included in the Borrowing Base (now owned or hereafter acquired), except:

                    (a)  Liens securing the payment of any Indebtedness;

                    (b)  Excepted Liens;

                    (c)  Liens  securing  capital   leases  allowed   under
               Section 9.01(e) but only on the Property under lease;

                    (d)  Liens disclosed on Schedule 9.02; and

                    (e) Liens on cash or securities of the Borrower securing the Debt described in Sections 9.01(c) and (d);

                    Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Restricted Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person which is not the Borrower or a Restricted Subsidiary, but which does include Unrestricted Subsidiaries (each such Person being a "Third Party") (which shall include any payments on behalf of any Unrestricted Subsidiary and shall include the Borrower's investments in and any loans and advances to any Restricted Subsidiaries that become Unrestricted Subsidiaries in accordance with Section 9.16 and the definition of "Unrestricted Subsidiary"), except that the foregoing restriction shall not apply to:

                    (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

                    (b) accounts receivable arising in the ordinary course of business;

                    (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                    (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

                    (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

                    (f)  deposits   in   money   market   funds   investing
               exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

                    (g)  investments  in  direct  ownership  interests   in
               additional Oil and Gas Properties and gas gathering systems related thereto;

                    (h) investments in Unrestricted Subsidiaries in the form of Oil and Gas Properties which are included in the Borrowing Base with adjustments to be made to the Borrowing Base with respect to the elimination of such properties from the Borrowing Base; provided, however, the approval of the Majority Lenders shall be required for such removal of a property from the Borrowing Base and a redetermination of the Borrowing Base shall have been made prior to such removal in all such cases in which the Borrower has not secured the Indebtedness pursuant to Sections 6.02 and 8.09 hereof; and

                    (i) investments of cash and any other Property not included in the Borrowing Base in an aggregate outstanding amount not at any time in excess of (when aggregated with Debt permitted under Section 9.01(e)) $5,000,000; provided that, with respect to investments of Property, only the amount of the excess (if any) of the book value of such Property over the consideration received by the transferor in connection with the investment of such Property shall count against such $5,000,000 limit; and provided further that the Offered Borrowing Base shall be reduced by the amount of all such investments (net of any such consideration received by the transferor) outstanding at any time which, when added to the amount of Debt outstanding at any time under Section 9.01(e), is in excess of $1,500,000.

                    Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except (with consent of the Majority Lenders which will not be unreasonably withheld) to the extent of cash contributions made to the capital of the Borrower by the shareholders thereof after the date of the Merger; provided, however, that such cash distributions shall not be permitted hereunder if an Event of Default has occurred and is continuing or would result therefrom.

                    Section 9.05 Sales and Leasebacks. Neither the Borrower nor any Restricted Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Restricted Subsidiary shall sell or transfer any of its Property included in the Borrowing Base, whether now owned or hereafter acquired, and whereby the Borrower or any Restricted Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                    Section 9.06 Nature of Business. Neither the Borrower nor any Restricted Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

                    Section 9.07 Mergers Etc. Neither the Borrower nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that:

                    (a) the Borrower or any Restricted Subsidiary may merge or liquidate any other Person into itself, so long as the surviving entity will be in compliance with all of the terms of this Agreement immediately following the merger or liquidation;

                    (b) the Borrower may enter into the Merger upon the material terms set forth in the Registration Statement;

                    (c) any Restricted Subsidiary may merge or liquidate into the Borrower or another Restricted Subsidiary; and

                    (d) any Restricted Subsidiary may be merged into any other Person; provided that such other Person, immediately following such merger, shall be deemed a Restricted Subsidiary and shall comply with the provisions of Section
               9.16 hereof;

               provided, however, that in the case of a merger permitted by clauses (a) and (c) above, immediately thereafter and giving effect thereto, the Borrower or, as the case may be, a Restricted Subsidiary would be the surviving Person and, in the case of a merger permitted by clause (a), (b), (c), or
               (d) above, no Default or Event of Default would, immediately thereafter and giving effect thereto, have occurred and be continuing.

                    Section 9.08 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                    Section 9.09 ERISA Compliance. The Borrower will not at any time:

                    (a) Engage in, or permit any Restricted Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                    (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

                    (c) Fail to make, or permit any Restricted Subsidiary to fail to make, full payment of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or a Restricted Subsidiary is required to pay as contributions thereto;

                    (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or
               Section 412 of the Code, whether or not waived, with respect to any Plan;

                    (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                    (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                    (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has spon-sored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

                    (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                    (i) Contribute to or assume an obligation to contribute to, or permit any Restricted Subsidiary to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                    (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

                    Section 9.10  Sale or Discount of Receivables.  Neither
          the Borrower nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable except (i) in the ordinary course of business, or (ii) in connection with a receivables asset securitization, otherwise permitted under this Agreement.

                    Section 9.11 Ratio of Debt to EBITDAX. The Borrower will not permit the ratio of Debt to EBITDAX as of the end of any fiscal quarter of the Borrower (calculated on a rolling four quarter basis) to be greater than 2.50 to 1.00 for any fiscal quarter. As used in this Agreement, "rolling four quarter basis" shall mean, as to any fiscal quarter, such quarter and the three preceding fiscal quarters.

                    Section 9.12 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated on a rolling four quarter basis) to be less than 3.00 to 1.00. For the purposes of this Section 9.12, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDAX for the four fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Borrower and its Restricted Subsidiaries.

                    Section 9.13 Sale of Oil and Gas Properties. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property included in the Borrowing Base or any interest in any Oil and Gas Property included in the Borrowing Base, unless (i) no Default shall have occurred and be continuing and
          (ii) simultaneously with any such disposition, the Borrowing Base is reduced by an amount reasonably determined at the time by the Agent to reflect the contribution to the Borrowing Base of the Oil and Gas Property so disposed of.

                    Section 9.14 Environmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

                    Section 9.15 Transactions with Affiliates. Neither the Borrower nor any Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                    Section 9.16 Subsidiaries. The Borrower shall not and shall not permit any Restricted Subsidiary to sell or to issue any stock or ownership interest of a Restricted Subsidiary except to the Borrower or a Restricted Subsidiary and except in compliance with Section 9.03. The Borrower shall not create any additional Subsidiaries or permit any Restricted Subsidiary to do so, except:

                    (a)  the Borrower  or  any  Restricted  Subsidiary  may
               create (by formation or by an acquisition otherwise permitted by this Agreement) a Restricted Subsidiary provided, that:

                         (i) each new Restricted Subsidiary shall forthwith execute and deliver to the Agent for the benefit of the Lenders a written instrument of guaranty, unconditionally guaranteeing payment of all Indebtedness of the Borrower; and

                         (ii) simultaneously  with  the  delivery  of   the
                    aforementioned written instrument of guaranty, each new Restricted Subsidiary shall deliver to the Agent a certificate of the Secretary or Assistant Secretary of such Restricted Subsidiary setting forth (A) resolutions of its board of directors with respect to the authorization of such Restricted Subsidiary to execute and deliver such written instrument of guaranty and to enter into the transactions contemplated thereby, (B) the officers of such Restricted Subsidiary
                    (y) who are authorized to sign such written instrument of guaranty, and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with such written instrument of guaranty and the transactions contemplated thereby, (C) specimen signatures for such officers, and (D) the articles or certificate of incorporation and bylaws of such Restricted Subsidiary, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower or such Restricted Subsidiary to the contrary;

                    (b) the Borrower or a Restricted Subsidiary may create (by formation or by an acquisition otherwise permitted by this Agreement) additional Subsidiaries provided, that, such

               Subsidiary is designated as an Unrestricted Subsidiary by a certificate of the Borrower signed by both of the chief financial officer (or treasurer) and the general counsel of the Borrower, which certificate shall be delivered to the Agent.

                    Section 9.17 Negative Pledge Agreements. Neither the Borrower nor any Restricted Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security
          Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property included in the Borrowing Base or restricts any Restricted Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

                    Section 9.18 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower which would require the Borrower to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed one billion cubic feet of gas in the aggregate on a net basis for the Borrower.


                                      ARTICLE X

                             Events of Default; Remedies

                    Section 10.01  Events of Default.   One or more of  the
          following events shall constitute an "Event of Default":

                    (a)  the Borrower  shall  default  in  the  payment  or
               prepayment (including, without limitation, prepayments resulting from a Borrowing Base Deficiency, but excluding prepayment to be made pursuant to revocable notices delivered pursuant to Section 2.07(a) hereof) when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period) shall continue unremedied for a period of 3 Business Days; or

                    (b) the Borrower or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

                    (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Restricted Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                    (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the
               Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or

                    (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                    (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                    (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                    (h) a judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court against the Borrower or any Restricted Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Restricted

               Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                    (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

                    (j)  any Letter of Credit becomes the subject matter of
               any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Agent under any Letter of Credit or extending the Lenders' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Agent; or

                    (k) the Borrower discontinues its usual business or suffers to exist any material change in its ownership, control or management, except in connection with the Merger; or

                    (l)  any  Restricted  Subsidiary   takes,  suffers   or
               permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof; or

                    (m) a Borrowing Base Deficiency shall remain after the 185 day period provided for in Section 2.07(c).

                    Section 10.02  Remedies.

                    (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                    (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section
               10.01 or in clause (l) to  the extent it relates to  clauses
               (e), (f) or (g), the Commitments shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                    (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.


                                     ARTICLE XI

                                      The Agent

                    Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in
          Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section
          11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

                    Section 11.02  Reliance by Agent.   The Agent shall  be
          entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

                    Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

                    Section 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Chase and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                    Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER
          SECTION 12.03,  BUT  WITHOUT  LIMITING  THE  OBLIGATIONS  OF  THE
          BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT
          OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS
          SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

                    Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

                    Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such  action.
           The instructions of the Majority Lenders (or all of the  Lenders as expressly required by Section 12.04)  and any action taken  or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the  Lenders.
           In no event, however,  shall the Agent be  required to take  any action which exposes the Agent to personal liability or which  is contrary to this Agreement and the Security Instruments or applicable law.

                    Section 11.08    Resignation  or  Removal  of  Agent.
          Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority
          Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty
          (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and
          Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                     ARTICLE XII

                                    Miscellaneous

                    Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                    Section  12.02    Notices.    All  notices  and   other
          communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telecopy, personal delivery, nationally recognized overnight courier or U.S. Mail in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telecopier to the extent that confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, or, in the case of a nationally recognized overnight courier, one (1) day after the date delivered to such courier with guaranteed next day delivery, in each case given or addressed as aforesaid.

                    Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

                    (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

                    (b) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS,

               EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS,
               (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS,
               LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY
               NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY OR ITS AFFILIATE; AND

                    (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES,
               (II) AS  A RESULT  OF THE  BREACH OR  NON-COMPLIANCE BY  THE
               BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR

               OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

                    (d)  No Indemnified Party  may settle any  claim to  be
               indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

                    (e) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

                    (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER (OTHER THAN GROSS NEGLIGENCE), WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED
               WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.
                TO THE EXTENT THAT  AN INDEMNIFIED PARTY  IS FOUND TO  HAVE
               COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL  MISCONDUCT,
               THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

                    (g)  The    Borrower's    obligations    under     this
               Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

                    (h)  The Borrower shall pay any amounts due under  this
               Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

                    Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Maximum Credit Amounts, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Sections 2.03(a) or (b), this Section 12.04 or
          Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

                    Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                    Section 12.06  Assignments and Participations.

                    (a)  The  Borrower  may  not   assign  its  rights   or
               obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

                    (b) Any Lender may, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $10,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

                    (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and
               (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate  (other  than  as  a  result  of  waiving  the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone  the payment of  any thereof,  or
               (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under
               Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

                    (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

                    (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

                    (f)  Notwithstanding  any  other  provisions  of   this
               Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                    Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

                    Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                    Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

                    Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect.
           In such event, each  Security Instrument shall be  automatically reinstated and  the Borrower  shall take  such action  as may  be reasonably requested by the Agent and the Lenders to effect such reinstatement.

                    Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                    Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CON-TEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    Section   12.13      GOVERNING   LAW;  SUBMISSION   TO
          JURISDICTION.

                    (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. TEX. REV. CIV STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

                    (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE

               JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

                    (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES C.T. CORPORATION LOCATED IN HOUSTON, TEXAS, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

                    (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                    (e) EACH OF THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

                    Section 12.14  Interest.   It is  the intention of  the
          parties hereto that each Lender  shall conform strictly to  usury
          laws  applicable  to  it.    Accordingly,  if  the   transactions
          contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or ny other jurisdiction whose laws may bee mmaandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as
          security for  the  Notes,  it is  agreed  as  follows:    (i) the
          aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the

          Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and
          (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that
          Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

                    Section 12.15  Confidentiality.   In the event that the
          Borrower  provides   to  the   Agent  or   the  Lenders   written
          confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as
          "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any
          Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

                    Section 12.16 Effectiveness. This Agreement shall be effective on the Closing Date (the "Effective Date").


                    Section 12.17 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY
          INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

                    The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

          BORROWER:                     McMoRan OIL & GAS CO.


                                        By:/s/ Robert R. Boyce
                                          -------------------------
                                        Name: Robert R. Boyce
                                        Title:Treasurer

          ddress for Notices:

                                         1615 Poydras Street
                                         New Orleans, Louisiana 70112
                                         Telecopier:     (504) 582-4511
                                         Telephone:      (504) 582-4144
                                         Attention: Treasurer


                                        with copy to:

                                          Jones,    Walker,    Waechter,
                                          Poitevent,Carrere & Denegre,  L.L.P.
                                          201 St. Charles Avenue
                                          50th Floor
                                          New Orleans, Louisiana  70170
                                          Telephone:(504) 582-8000
                                          Facsimile:(504) 582-8583
                                          Attention:Relationship Partner

         LENDER AND AGENT:               CHASE BANK OF TEXAS, N.A.



                                          By:/s/ Paul J. Nidoh
                                            ----------------------
                                          Name:  Paul J. Nidoh
                                          Title:  Vice President


                                          Lending Office for Base Rate Loans
                                          and Eurodollar Loans and Address for
                                          Notice:

                                          Chase Bank of Texas, N.A.
                                          600 Travis, 20th Floor
                                          Houston, Texas  77002
                                          Telecopier No. 713/216-4295
                                          Telephone No. 713/216-4110

                                          Attn:     Debra Harris

                                          with copies to:

                                          Chase Bank of Texas, N.A.
                                          P. O. Box 2558
                                          Houston, Texas  77252

                                          Attn:Manager,Loan Agreements Division

                                          and

                                         Chase Bank of Texas, N.A.
                                         712 Main Street
                                         Houston, Texas  77002

                                         Attn: Manager, Syndications

                                       ANNEX 1

                           LIST OF MAXIMUM CREDIT AMOUNTS



     Name of Lender              Percentage Share     Maximum Credit Amount
Chase Bank of Texas, N.A.               100%                $20,000,000